Exhibit 10.4

DEPOMED, INC.

1995 STOCK OPTION PLAN

NOTICE OF EXERCISE

To Depomed, Inc. (the “Company”):

This constitutes notice under my stock option agreement, a copy of which is attached hereto (the “Stock Option Agreement”), that I elect to purchase the number of shares of Company Common Stock set forth below:

Type of option (check one)	Incentive ☐	Nonstatutory ☐

Grant date

Exercise price	$

Number of shares as to which option is exercised

Total exercise price	$

Cash payment delivered herewith	$

Value of previously owned shares of Company Common Stock delivered herewith	$

Certificate to be issued in name of

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1995 Stock Option Plan and my Stock Option Agreement, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of my option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing promptly after the date of any disposition of any of the shares of Common Stock issued upon exercise of my option that occurs within two years after the grant date of my option or within one year after the exercise date.

Purchaser:

(Print Name):

Tax I.D.:

Date:

Purchaser’s spouse indicates by the execution of this Notice of Exercise his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares hereby purchased.

Purchaser’s Spouse:

(Print Name):

Date: